                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

--------------------------------------------------------------------------------

Date of report (Date of earliest event reported) February 18, 2003

                           Princeton Video Image, Inc.
                           ---------------------------
               (Exact Name of Registrant as Specified in Charter)

   Delaware                         000-23415                    22-3062052
---------------                 ----------------              ----------------
(State or Other                 (Commission File              (I.R.S. Employer
Jurisdiction of                      Number)                 Identification No.)
Incorporation)


          15 Princess Road, Lawrenceville, New Jersey     08648
          -------------------------------------------   ----------
           (Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code (609) 912-9400

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, If Changed Since Last Report)

Item 5. Other Events.

      On February 18, 2003, Princeton Video Image, Inc. ("PVI") entered into a Note Purchase and Security Agreement (the "Note Purchase Agreement") with Presencia en Medios, SA de CV ("Presencia") and PVI Holding, LLC ("PVI Holding"), a subsidiary of Cablevision Systems Corporation ("Cablevision"). Pursuant to the Note Purchase Agreement, PVI issued to (a) Presencia a $1,500,000 secured convertible note which bears interest at 10% per annum and matures on July 31, 2003 (with the holder having the right to extend the maturity date for up to two years), and (b) PVI Holding, a $5,000,000 Amended and Restated secured convertible note, upon terms identical to those of the Presencia note, in replacement of the $5,000,000 secured convertible note issued to PVI Holding on June 25, 2002. The notes are initially convertible by the holders into common stock of PVI at $.75 per share. In the event that PVI sells any security (equity, debt or otherwise) in a qualifying transaction (a "New Financing"), the holders of the notes would have the right to convert the notes to PVI common stock at $.75 per share or into the security being issued by PVI in the New Financing, on the same terms as such security is being sold in the New Financing. Following the first New Financing, the common stock conversion price of $.75 per share is increased to $2.50 per share. In addition, the holders will have the right to convert the notes into any security issued in any New Financing that occurs while the notes are outstanding, subject to all of the terms of such New Financing. The holders of the notes are prohibited from converting the notes under any circumstances at a price below $.38 per share, the closing price of PVI's common stock on February 14, 2003. To secure payment of its obligations under the notes, PVI has granted Presencia a security interest in all of its assets, which security interest Presencia now shares with PVI Holding on a pari passu basis.

      Pursuant to the Note Purchase Agreement, PVI entered into employment agreements with David Sitt and Roberto Sonabend, PVI's co-CEOs. In addition, PVI, Presencia, PVI Holding and Cablevision made amendments to certain outstanding agreements among them.

      Presencia and/or its designees have the right, exercisable during the thirty day period beginning on February 18, 2003, to invest an additional $1,500,000 in PVI on the same terms as described above.

      In connection with the transaction, PVI issued the press release attached as an exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)   Exhibits.

99.1  Press Release

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Princeton Video Image, Inc.


                                      By: /s/ James Green
                                          -------------------------------------
                                          President and Chief Operating Officer

Dated: February 20, 2003

                                  EXHIBIT INDEX

Exhibit
  No.     Description of Exhibit
-------   ----------------------
 99.1     Press Release